UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2023

HPS CORPORATE LENDING FUND

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01431	87-6391045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 33rd Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-287-4900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

January 2023 Distribution

On January 19, 2023, HPS Corporate Lending Fund (the “Fund”) increased its regular monthly base distribution from $0.1464 per share to $0.1600 per share1 and introduced a monthly variable supplemental distribution of $0.0210 per share2, which in aggregate represents a 9.1% total annualized distribution yield (for Class I Common Shares)3. The January 2023 monthly distribution for each class of Common Shares will be payable to shareholders of record as of January 31, 2023 and will be paid on or about February 28, 2023.

The increase in the base distribution and the introduction of the monthly variable supplemental distribution reflects the Fund’s earnings growth as a result of a more mature portfolio mix, ramping leverage levels over time, the accretive effect of recent higher-spread investment activity, and the overall impact of rising rates on the Fund’s portfolio, which is 99% floating rate4.

Going forward, the Fund expects to declare, when and if applicable, additional monthly variable supplemental distributions in order to allow shareholders to benefit from any earnings it generates in excess of the regular monthly base distribution.

The above contains forward-looking statements about the business of the Fund, including, in particular, statements about the Fund’s plans, strategies and objectives. You can generally identify forward-looking statements by the Fund’s use of forward-looking terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘believe,’’ ‘‘continue’’ or other similar words. These statements include the Fund’s plans and objectives for future operations, including plans and objectives relating to future growth, availability of funds and dividends/earnings, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond the Fund’s control. Although the Fund believes the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and the Fund’s actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by the Fund or any other person that the Fund’s objectives and plans, which the Fund considers to be reasonable, will be achieved.

[1]	Estimated net base distribution per share would be $0.1549 for Class D Common Shares and $0.1498 for Class F Common Shares.
[2]	The variable supplemental distribution for Class D Common Shares and Class F Common Shares is $0.0210 per share.
[3]

For Class D Common Shares and Class F Common Shares, this would represent a total annualized distribution yield of 8.8% and 8.5%, respectively. Total annualized distribution yield is calculated by multiplying the sum of the stated monthly base distribution per share and monthly variable supplemental distribution per share, in each case for January 2023, by twelve and dividing the result by the Fund’s $24.00 NAV per share as of November 30, 2022.

[4]	Percentage based on the aggregate fair value of debt investments as of November 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HPS Corporate Lending Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: January 19, 2023	By:	/s/ Yoohyun K. Choi
		Name:	Yoohyun K. Choi
		Title:	Secretary